                                                                     EXHIBIT 4.2

                         IRREVOCABLE SECURITY AGREEMENT
                        OF MGM GRAND HOTEL FINANCE CORP.
                      REGARDING DEFEASANCE AND REDEMPTION

          $220,000,000 PRINCIPAL AMOUNT MGM GRAND HOTEL FINANCE CORP.
                   11-3/4% FIRST MORTGAGE NOTES DUE 1999 AND

          $253,000,000 PRINCIPAL AMOUNT MGM GRAND HOTEL FINANCE CORP.
                       12% FIRST MORTGAGE NOTES DUE 2002


     IRREVOCABLE SECURITY AGREEMENT OF MGM GRAND HOTEL FINANCE CORP. REGARDING DEFEASANCE AND REDEMPTION dated as of July 1, 1996 among (i) MGM GRAND, INC., a Delaware corporation (the "Borrower"), (ii) MGM GRAND HOTEL FINANCE CORP., a
                            --------
Nevada corporation ("MGM Finance"), (iii) BANK OF AMERICA NATIONAL TRUST AND
                     -----------
SAVINGS ASSOCIATION, as Agent (in such capacity, the "Credit Agent") for the
                                                      ------------
Banks (defined below) under the Credit Agreement (defined below), (iv) FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION, a national banking association ("First
                                                                          -----
Trust"), as agent for the Trustee and the Credit Agent hereunder (the "Secured
-----                                                                  -------
Lenders' Agent"), and (v) U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee
--------------
under the Indenture (defined below).

                             PRELIMINARY STATEMENTS

     (1) Pursuant to that certain Indenture dated as of May 1, 1992 (as supplemented, amended or otherwise modified from time to time, the "Indenture",
                                                                    ---------
the terms defined therein and not otherwise defined herein being used herein as therein defined) by and among (i) MGM Finance, as issuer, (ii) the Borrower, as guarantor, (iii) MGM Grand Hotel, Inc., a Nevada corporation (the "Company") as
                                                                   -------
obligor under certain covenants therein, and (iv) U.S. Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"),
                                                                   -------
MGM Finance has issued $220,000,000 principal amount of its 11-3/4% First Mortgage Notes due 1999 and $253,000,000 principal amount of its 12% First Mortgage Notes due 2002 (collectively, the "First Mortgage Notes").
                                            --------------------

     (2) Pursuant to the Loan Agreement, dated as of July 1, 1996 (as supplemented, amended or otherwise modified from time to time, the "Loan
                                                                    ----
Agreement"), by and among the Borrower, the lenders from time to time party
---------
thereto, Bank of Scotland, Societe Generale, the Long-Term Credit Bank of Japan, Ltd., Wells Fargo Bank, N.A., and CIBC, Inc., as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent, the lenders party thereto have agreed to extend the credit facilities described therein to the Borrower.

     (3) Pursuant to the Credit Agreement, dated as of May 13, 1992 (as supplemented, amended or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), by and among MGM Finance, the Company, the financial institutions
---------
from time to time
party thereto (collectively, the "Banks", and individually, a "Bank") and Bank
                                  -----                        ----
of America National Trust and Savings Association, as Agent for the Banks thereunder, such Banks have agreed to extend the credit facilities in an amount not to exceed $60,000,000 described therein to MGM Finance and the Company.

     (4) MGM Finance has established two securities accounts with First Trust at its office at 410 North Michigan Avenue, Suite 370, Chicago, Illinois 60611, each in the name of MGM Finance and each subject to the terms of this Agreement. The first such securities account has been designated "MGM Finance Defeasance Account pledged to U.S. Trust Company of California, N.A., as Trustee" (the "MGM
                                                                             ---
Finance Defeasance Account").  The second such securities account has been
--------------------------
designated "MGM Finance Securities Account pledged equally and ratably to Bank of America National Trust & Savings Association, as Credit Agent and to U.S. Trust Company of California, N.A., as Trustee" (the "MGM Finance Dual Interest
                                                     -------------------------
Account", and, together with the MGM Finance Defeasance Account, the "MGM
-------                                                               ---
Finance Securities Accounts").
---------------------------

     (5) MGM Finance has entered into this Agreement to assign, pledge and encumber all of MGM Finance's right, title and interest in and to each of the MGM Finance Securities Accounts and the securities deposited in each thereof in favor of the Trustee, in order to secure the payment and performance of the obligations of MGM Finance under the Indenture and the First Mortgage Notes; provided that until such time as is specified herein, such assignment, pledge
--------
and security interest in the MGM Finance Dual Interest Account and the U.S. Government Obligations therein shall be equal and ratable as to priority to the assignment, pledge and security interest created hereby in favor of the Credit Agent and the Banks.

     (6) The Borrower has entered into the Irrevocable Security Agreement of MGM Grand, Inc. Regarding Defeasance and Redemption (as supplemented, amended or otherwise modified from time to time, the "Borrower Defeasance Agreement"), of
                                           -----------------------------
even date herewith, with the Administrative Agent (as defined in the Loan Agreement), the Credit Agent, the Trustee, the Secured Lenders' Agent and MGM Finance, to assign, pledge and encumber all of the Borrower's right, title and interest in and to the Securities Accounts (as defined in the Borrower Defeasance Agreement) and the U.S. Government Obligations deposited therein in favor of the Trustee, in order to secure the payment and performance of the obligations of MGM Finance under the Indenture and the First Mortgage Notes.

     (7) MGM Finance, the Company and the Borrower (collectively, the "MGM Grand
                                                                       ---------
Parties") may terminate all of their obligations under the Indenture (except MGM
-------
Finance's obligations under Section 7.07 thereof), pursuant to and on the terms and conditions set forth in Article 8 of the Indenture, which Article provides for the defeasance of the First Mortgage Notes. In furtherance of such defeasance, the Borrower (pursuant to the Borrower Defeasance Agreement) and MGM Finance (pursuant hereto) intend to deposit with the Secured Lenders' Agent for the benefit of the Trustee U.S. Government Obligations in amounts sufficient under Article 8 to defease the First Mortgage Notes.

     NOW, THEREFORE, in consideration of the premises the parties hereto hereby agree as follows:

     SECTION 1.  Grant for the Benefit of the Banks.  MGM Finance hereby assigns
                 ----------------------------------
and pledges to the Credit Agent for its benefit and the ratable benefit of the Banks, and hereby grants to the Credit Agent for its benefit and the ratable benefit of the Banks a security interest in, the following (collectively, the

"Bank Collateral"):
----------------

     (a) the MGM Finance Dual Interest Account and all U.S. Government Obligations contained or deposited in the Dual Interest Account from time to time, and any certificates representing any thereof, and all cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

     (b) all proceeds of any and all of the foregoing Bank Collateral (including, without limitation, proceeds that constitute property of the types described above in Section 1(a)).

     SECTION 2.  Grant for the Benefit of the Trustee.  The Borrower hereby
                 ------------------------------------
assigns and pledges to the Trustee for its benefit and the benefit of the Holders, and hereby grants to the Trustee for its benefit and the benefit of the Holders a security interest in, the following (collectively, and including, without limitation, all property constituting Bank Collateral, the "Collateral"):
 ----------

     (a) the MGM Finance Securities Accounts and all U.S. Government Obligations contained or deposited in either MGM Finance Securities Account from time to time, and any certificates representing any thereof, and all cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

     (b) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above in Section 2(a)).

     SECTION 3.  Agreement to Defease and Redeem First Mortgage Notes.
                 ----------------------------------------------------

     (a)  On or before July 3, 1996 (the "Delivery Date") MGM Finance shall
                                          -------------
deliver to the Secured Lenders' Agent as Collateral in the manner provided in
Section 4 below, U.S Government Obligations maturing as to principal and interest in such amounts and at such times as is, together with the Grantor Defeasance Deposit (as defined in the Borrower Defeasance Agreement) sufficient, without consideration of the reinvestment of interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, to pay principal of and interest on the First Mortgage Notes to May 1, 1997 (the "Redemption Date"), and to pay all other sums
                                    ---------------
payable by it under the Indenture (such amount of such U.S. Government Obligations so delivered being referred to herein as the "MGM Finance Defeasance Deposit", and, together with the
                  ------------------------------
Grantor Defeasance Deposit, the "Defeasance Deposit"). On or before the Delivery
                                 ------------------
Date MGM Finance shall deliver to the Trustee an Officer's Certificate certifying that the Defeasance Deposit is and will be sufficient to pay all such principal, interest and other amounts, as required by Section 8.01(a) of the Indenture.

     (b) MGM Finance shall cause all of the First Mortgage Notes to be redeemed on May 1, 1997 pursuant hereto and to the optional redemption provisions of paragraph 5 of each First Mortgage Notes and Section 3.07 of the Indenture.

     (c)  The Trustee hereby agrees:

          (i) That delivery of a Defeasance Deposit by the Borrower and MGM Finance to the Secured Lenders' Agent pursuant to and complying with the terms hereof and the Borrower Defeasance Agreement will satisfy MGM Finance's obligation to deposit U.S. Government Obligations with the Trustee under Section 8.01(a) of the Indenture;

          (ii) That possession by the Secured Lenders' Agent on the ninety-first day following the Delivery Date or such later date on which the conditions of Section 8.01 of the Indenture shall be satisfied (the "Defeasance Date") of a Defeasance Deposit complying with the requirements
      ---------------
     of Section 8.01(a) of the Indenture, of the Borrower Defeasance Agreement and hereof shall be deemed to satisfy the obligation of MGM Finance to deposit the redemption price of all First Mortgage Notes under Section 3.05 of the Indenture as of the Defeasance Date provided the assignment, pledge
                                                --------
     and security interest created hereunder in favor of the Trustee and Holders in all of the U.S. Government Obligations included in the Collateral shall then be valid, perfected and first priority;

          (iii) To provide, in MGM Finance's name and at MGM Finance's expense, notice of the redemption of the First Mortgage Notes to each Holder before the Redemption Date as provided in Section 3.03 of the Indenture;

          (iv) To use the proceeds of the Collateral to redeem all of the then outstanding First Mortgage Notes on the Redemption Date in accordance with the Indenture;

          (v) After redemption of the First Mortgage Notes and payment of all other amounts required to be paid in connection with such redemption under the Indenture, to remit any Collateral or proceeds thereof then remaining to the Borrower provided, that with respect to the Bank Collateral, the
                     --------
     assignment, pledge and security interest granted under Section 1 hereof in the Bank Collateral shall then have terminated;

          (vi) Delivery to the Trustee of an opinion of Christensen, White, Miller, Fink, Jacobs, Glaser & Shapiro substantially in the form of Exhibit A hereto shall satisfy the requirement for the delivery of the Opinion of Counsel required by Sections 8.01(d), (e), (f) and (g) of the Indenture;

          (vii) Delivery to the Trustee of an Officer's Certificate substantially in the form of Exhibit B hereto shall satisfy the requirement for the delivery of the Officer's Certificate required by Section 8.01(g) of the Indenture; and

          (viii) On each of the Defeasance Date and the Redemption Date the Trustee shall acknowledge to the Borrower and MGM Finance in writing the discharge of their respective obligations under the Indenture, except for those then surviving obligations as specified in Section 8.01 of the Indenture.

     SECTION 4.  Delivery of Collateral.
                 ----------------------

     (a) All certificates or instruments representing or evidencing Collateral (if any) shall be delivered to and held by the Secured Lenders' Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Lenders' Agent.

     (b) With respect to any Collateral the ownership of which is recorded in book-entry form by a Federal Reserve Bank, MGM Finance shall cause such Collateral to be irrevocably transferred to and maintained in a custody account with such Federal Reserve Bank in the book entry records of such Federal Reserve Bank in the name of First Bank National Association, as agent for First Trust as Secured Lenders' Agent. MGM Finance shall also deliver to the Secured Lenders' Agent and the Credit Agent a listing of such Collateral by title (or series), unpaid principal amount and maturity. Each such listing of Collateral shall be accompanied by written instructions of MGM Finance to the Secured Lenders' Agent directing that each item of listed Collateral be deposited and maintained in the MGM Finance Securities Account specified therein. The Secured Lenders' Agent shall cause each item of listed Collateral delivered to it to be deposited and maintained in the MGM Finance Securities Account specified therefor, subject to the Liens, terms and conditions hereof. The Secured Lenders' Agent shall cooperate with MGM Finance in effecting each such delivery of Collateral, and upon the date of the completion of each transfer to its custodial account with the appropriate Federal Reserve Bank, the Secured Lenders' Agent shall notify each of the MGM Finance, Trustee and Credit Agent that it has received and holds such Collateral for the account of MGM Finance in the appropriate MGM Finance Securities Account, and subject to the Liens, terms and conditions hereof. The Secured Lenders' Agent shall cause all relevant records respecting such U.S. Government Obligations delivered to it to be maintained in the name of First Trust as Secured Lenders' Agent in order to reflect and perfect the respective interests of the MGM Finance, the Credit Agent and the Trustee therein, in each case in a manner required by and consistent with applicable law (including United States regulations applicable to perfection of security interests in such U.S. Government Obligations). U.S. Government Obligations so delivered under this Section 4(b) are securities of the United States Treasury, such delivery shall be made by wire transfer to ABA #091000022, FIRST MPLS/TRUST, Account #03, or to such other account as the Secured Lenders' Agent may specify in writing. The Secured Lenders' Agent shall, promptly upon its receipt of any U.S. Government Obligations hereunder place them in the appropriate MGM Finance Securities Account. The execution and delivery of this Agreement shall constitute acknowledgement by, and notification of, the Secured Lenders' Agent as if it were bailee of the Collateral with notice of the assignment, pledge and security interests created hereby to the full extent contemplated by 31 C.F.R. section
306.118 and Article 8 of the Uniform Commercial Code of any jurisdiction.

     (c) All deliveries of Collateral hereunder shall be irrevocable and, for the purposes of the Indenture, shall be deemed to constitute irrevocable deposit of such Collateral by MGM Finance with the Trustee.

     (d) Notwithstanding anything to the contrary appearing in the MGM Finance Collateral Assignment (including, without limitation, Section 6(a) thereof), the Intercreditor Agreement, the MGM Hotel Loan Agreement, the MGM Hotel Promissory Note or any other Collaterally Assigned Document, the Company may prepay all or any portion of the MGM Hotel Loan on the Delivery Date provided (i) the proceeds
                                                       --------
of such prepayment are applied exclusively to the purchase of U.S. Government Obligations and (ii) immediately upon MGM Finance's purchase of such U.S. Government Obligations, MGM Finance shall deliver such U.S. Government Obligations to the Secured Lenders' Agent as Collateral to be deposited and maintained as Bank Collateral in the MGM Finance Dual Interest Account. MGM Finance shall not be required to deliver to the Secured Lenders' Agent for deposit in the MGM Finance Dual Interest Account as Bank Collateral any U.S. Government Obligations not acquired with the proceeds of prepayments of the MGM Hotel Loan.

     SECTION 5.  Security for Obligations.
                 ------------------------

     (a) The assignment, pledge and security interest in the Bank Collateral granted under Section 1 hereof secure the prompt payment, in full in cash, and the full performance of, all Obligations (as defined in the Credit Agreement) of MGM Finance under the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) (collectively, the "Credit Obligations"), including, without
                                      ------------------
limitation, all interest that accrues on all or any part of any of such Credit Obligations the filing of any petition or pleading against Borrower or any other Person for a proceeding under any Debtor Relief Laws (as defined in the Loan Agreement).

     (b) The assignment, pledge and security interest in the Collateral granted under Section 2 hereof secure the prompt payment, in full in cash, and the full performance of, all obligations of MGM Finance to the Trustee and the Holders under the Indenture and the First Mortgage Notes, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all interest that accrues on all or any part of any of such obligations of MGM Finance after the filing of any petition or pleading against MGM Finance or any other Person for a proceeding under any Debtor Relief Laws (collectively, the "Indenture
                                                            ---------
Obligations", and, together with Credit Obligations, the "Secured Obligations").
-----------                                               -------------------

     SECTION 6.  Representations and Warranties.
                 ------------------------------

     (a) MGM Finance represents and warrants to and for the benefit of the Credit Agent and the Banks as follows:

          (i) MGM Finance is the legal and beneficial owner of the Bank Collateral free and clear of any Lien, except for the assignment, pledge and security interest created by this Agreement.

          (ii) This Agreement and the pledge of the Bank Collateral pursuant hereto create a valid and perfected security interest in the Bank Collateral, securing the payment of Indenture Obligations. Such security interest is equal and ratable as to priority to the Lien created by Section 2 hereof, and is otherwise first priority.

          (iii) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (x) for the grant by MGM Finance of the assignment and security interest granted hereby, for the pledge by MGM Finance of the Bank Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by MGM Finance, or (y) for the perfection or maintenance of the pledge, assignment and security interest created hereby over the Bank Collateral (including the priority nature of such pledge, assignment or security interest as described in clause (ii) above), except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally. This Agreement has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, each of MGM Finance and Borrower, enforceable against each such MGM Party in accordance with its terms.

          (iv) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (v) There is no action, suit, investigation, litigation or proceeding affecting Borrower or MGM Finance pending or threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or whose resolution could have a material adverse affect on the ability of either such party to perform its obligations hereunder.

          (vi) No Event of Default has occurred and is continuing, and neither this Agreement nor the consummation of the transactions contemplated hereby shall cause or result in a Default under the Indenture or a breach or violation of, or constitute a default under, any other agreement instrument to which MGM Finance is a party or by which it or its property is bound.

     (b) MGM Finance represents and warrants to and for the benefit of the Secured Lenders' Agent, the Trustee and the Holders as follows:

          (i) MGM Finance is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the assignments, pledges and security interests created by this Agreement.

          (ii) This Agreement and the pledge of the Collateral pursuant hereto create a valid and perfected security interest in the Collateral securing the payment of the Indenture Obligations. Such security interest is first priority with respect to all Collateral other than Bank Collateral. With respect to the Bank Collateral, such security interest is equal and ratable as to priority to the Lien created by Section 1 hereof, and is otherwise first priority.

          (iii) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (x) for the grant by MGM Finance of the assignment and security interest granted hereby, for the pledge by MGM Finance of the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by MGM Finance, or (y) for the perfection or maintenance of the pledge, assignment and security interest created hereby over the Collateral (including the priority nature of such pledge, assignment or security interest as described in clause (ii) above), except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally.

          (iv) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (v) There is no action, suit, investigation, litigation or proceeding affecting either MGM Finance or Borrower pending or threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or whose resolution could have a material adverse affect on the ability of either such party to perform its obligations hereunder.

          (vi) No Event of Default has occurred and is continuing, and neither this Agreement nor the consummation of the transactions contemplated hereby shall cause or result in a Default under the Indenture or a breach or violation of, or constitute a default under, any other agreement instrument to which MGM Finance is a party or by which it or its property is bound.

     SECTION 7.  Further Assurances.  MGM Finance agrees that from time to time,
                 ------------------
at the expense of MGM Finance, MGM Finance will promptly execute and deliver all further instruments and documents (including the filing and recording of any necessary financing statements), and take all further action, that may be necessary or desirable, or that the Credit Agent, Trustee or Secured Lenders' Agent may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Credit Agent, Trustee and Secured Lenders' Agent to exercise and enforce their respective rights hereunder. MGM Finance shall pay all taxes, assessments and other charges with respect to the Collateral, and will defend the Collateral against any suit, action or proceeding which could adversely affect the assignment, pledge and security interest created hereby.

     SECTION 8.  Interest and Distributions; Reinvestment of MGM Finance
                 -------------------------------------------------------
Securities Accounts.  (a)  The Secured Lenders' Agent shall be entitled to
-------------------
receive and retain any and all interest and other distributions paid in respect of Bank Collateral and Collateral as additional Bank Collateral and Collateral, respectively, subject to the Lien and terms hereof. All interest and distribution payments that are received by MGM Finance contrary to the provisions of this Section 8 shall be received in trust for the benefit of the Secured Lenders' Agent, shall be segregated from other funds of MGM Finance and shall be forthwith paid over to the Secured Lenders' Agent as Collateral.

     (b) All amounts maintained in either of the MGM Finance Securities Accounts, including all amounts paid in respect of interest and other distributions on Bank Collateral and Collateral which are retained by the Secured Lenders' Agent, shall be invested in U.S. Government Obligations with respect to which the requirements of Sections 4(a) or (b), and Section 7, have been satisfied.

     SECTION 9.  Transfers and Other Liens.  MGM Finance shall not (i) sell,
                 -------------------------
assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that MGM Finance may assign its interests in the Collateral to the Company at any time after the Defeasance Date provided that the Collateral remains subject to the assignments, pledges and security interests created hereby,or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.

     SECTION 10. Secured Lenders' Agent Appointed Attorney-in-Fact.  MGM Finance
                 -------------------------------------------------
hereby irrevocably appoints the Secured Lenders' Agent MGM Finance's attorney-in-fact, with full authority in the place and stead of MGM Finance and in the name of MGM

Finance or otherwise, from time to time in the Secured Lenders' Agent's discretion, to take any action and to execute any instrument necessary to accomplish the purposes of this Agreement.

     SECTION 11. Secured Lenders' Agent May Perform.  If MGM Finance fails to
                 ----------------------------------
perform any agreement contained herein, the Secured Lenders' Agent may itself perform, or cause performance of, such agreement, and the expenses of the Secured Lenders' Agent incurred in connection therewith shall be payable by MGM Finance.

     SECTION 12. The Secured Lenders' Agent's Duties.  The Trustee (on its own
                 -----------------------------------
behalf and on behalf of the Holders) hereby appoints Secured Lenders' Agent as their agent to act for and on its behalf, but only upon its direction, in connection with the exercise and enforcement of their rights and remedies hereunder in accordance with the terms hereof, including, without limitation, for the purposes of perfection of the assignment, pledge and security interest created hereby in favor of the Trustee and the Holders. The Credit Agent (on its own behalf and on behalf of the Banks) hereby appoints Secured Lenders' Agent as their agent to act for and on its behalf, but only upon its direction, in connection with the exercise and enforcement of their rights and remedies hereunder in accordance with the terms hereof, including, without limitation, for the purposes of perfection of the assignment, pledge and security interest created hereby in favor of the Credit Agent and the Banks. The powers conferred on the Secured Lenders' Agent hereunder are solely to protect the assignments, pledges and security interests in the Collateral, including the Bank Collateral, and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Lenders' Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Secured Lenders' Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Secured Lenders' Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which First Trust accords its own property.

     SECTION 13. Release and Termination.
                 -----------------------

     (a) On the Defeasance Date, and upon (i) the payment in full and in cash of all amounts outstanding under the Credit Agreement, together with any amounts of interest then accrued thereon, and (ii) termination of the Commitment (as defined in the Credit Agreement), the Credit Agent shall notify the Secured Lenders' Agent that, concurrently with the release and termination of all collateral and guarantees held by the Secured Lenders' Agent for the First Mortgage Notes and the Credit Agreement (other than the liens in the MGM Finance Securities Accounts created hereunder), the assignment, pledge and security interest created hereunder or pursuant hereto for the benefit of the Banks or the Credit Agent, all rights of any Bank or the Credit Agent with in or respect of any Bank

Collateral, and all other rights of any Bank or the Credit Agent hereunder, have been terminated. Such notice and the notice of the Credit Agent to the Secured Lenders' Agent contemplated by Section 13(b) below are each referred to herein as a "Collateral Notice". Upon such termination, the Credit Agent shall, at MGM
      -----------------
Finance's expense, execute and deliver to MGM Finance such documents as MGM Finance shall reasonably request to evidence the release of any Bank Collateral from the assignment, pledge and security interest granted to the Credit Agent and the Banks hereby, regardless of whether at the time of such request or such release any Event of Default or Credit Agreement Event of Default (defined below) shall have occurred and be continuing.

     (b) Without limitation to the foregoing Section 13(a), upon the later of payment in cash and in full of the Credit Obligations and the termination in full of all Commitments (as defined in the Credit Agreement), the pledge, assignment and security interest granted hereby in the Bank Collateral shall terminate. Upon any such termination, the Credit Agent will, at MGM Finance's expense, execute and deliver to MGM Finance such documents as MGM Finance shall reasonably request to evidence such termination and shall promptly notify the Secured Lenders' Agent that the assignment, pledge and security interest created by Section 1 hereof have terminated.

     (c) The term of this Agreement shall commence upon its execution and delivery and shall terminate when the First Mortgage Notes have been paid and discharged in accordance with the Indenture and the assignment, pledge and security interest granted to the Credit Agent and the Banks under Section 1 hereof shall have terminated pursuant to Sections 13(a) or (b) above. Upon termination of this Agreement each assignment, pledge and security interest created hereunder shall terminate and be released.

     SECTION 14. Certification of Defeasance and Reconveyance of Deeds of Trust
                 --------------------------------------------------------------
and Release of Collateral Related to the Defeased First Mortgage Notes.  On the
----------------------------------------------------------------------
Defeasance Date the Trustee shall execute and deliver to the addressees thereof the Certificate of Defeasance in the form attached hereto as Exhibit C. In addition, the Credit Agent and Trustee shall, and shall cause the Secured Lender's Agent to, reconvey and release all Collaterally Assigned Documents and all other guaranties, mortgages, deed of trust, security agreement, pledge, assignments and any other document and instrument securing or supporting the Indenture, the First Mortgage Notes, the Indenture Obligations, the Credit Obligations, any Loan Document (as defined in the Credit Agreement) or any of the foregoing, in each case by execution, delivery and recordation by the Trustee of such instruments and agreements of reconveyance and release as may be reasonably requested by MGM Finance, Borrower or the Trustee.

     SECTION 15. Remedies for the Benefit of the Banks and Credit Agent.
                 ------------------------------------------------------
Subject in each case to the terms of Section 17 hereof, upon the occurrence and continuation of an "Event of Default" under and as such term is defined in the Credit Agreement (a "Credit Agreement Event of Default"):
                     ---------------------------------

     (a) The Credit Agent may exercise, or cause the Secured Lenders' Agent to exercise, in respect of the Bank Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Nevada at such time (the "Uniform Commercial Code")
                                                 -----------------------
(whether or not the Uniform Commercial Code applies to the affected Bank Collateral) and also may without notice except as specified below, sell the Bank Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Lenders' Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Lenders' Agent may deem commercially reasonable. MGM Finance agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to MGM Finance of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Neither the Credit Agent nor the Secured Lenders' Agent shall be obligated to make any sale of Bank Collateral regardless of notice of sale having been given. Any public or private sale may be adjourned from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) All cash proceeds received in respect of any sale of, collection from, or other realization upon all or any part of the Bank Collateral may, in the discretion of the Secured Lenders' Agent, be held by the Secured Lenders' Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Credit Agent for the ratable benefit of the Banks against, all or any part of Credit Obligations in such order as the Credit Agent shall elect, subject to the terms of Section 17 hereof. Any surplus of such cash or cash proceeds held by the Secured Lenders' Agent or the Credit Agent and remaining after payment in full of all Indenture Obligations shall be held by the Secured Lenders' Agent as Collateral pursuant to the terms hereof.

     SECTION 16. Remedies for the Benefit of the Trustee.  Subject in each case
                 ---------------------------------------
to the provisions of Section 17 hereof, upon the occurrence and continuation of an Event of Default under the Indenture:

     (a) The Trustee may cause the Secured Lenders' Agent to exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Lenders' Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Lenders' Agent may deem commercially reasonable. MGM Finance agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to MGM Finance of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Lenders' Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Lenders' Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) All cash proceeds received by the Secured Lenders' Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Secured Lenders' Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Trustee against, all or any part of the Indenture Obligations in accordance with the Indenture and hereof. Any surplus of such cash or cash proceeds held by the Secured Lenders' Agent and remaining after payment in full of all the Indenture Obligations shall be paid over to MGM Finance or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 17. Equal and Ratable Liens on Bank Collateral.
                 ------------------------------------------

     Notwithstanding the date, manner or order of attachment or perfection or the description of any Bank Collateral or security interests, liens, claims or encumbrances covered or granted hereby with respect to the Bank Collateral, the assignment, pledge and security interest granted in the Bank Collateral under
Section 2 hereof shall be in all respects equal and ratable to and rank equally with the assignment, pledge and security interest granted in the Bank Collateral under Section 1 hereof, except as specified in Section 13 hereof. The Credit Agent and the Banks shall have at all times an interest equal to that of the Secured Lenders' Agent and Trustee in the Bank Collateral, except as specified in Section 13 hereof. All proceeds from any exercise of rights by the Trustee, the Credit Agent or the Secured Lenders Agent with respect to any Bank Collateral hereunder shall be paid to or retained by the Secured Lenders' Agent and applied in accordance with the terms of the Intercreditor Agreement as if such proceeds were proceeds of an exercise of rights under a Collateral Document (as defined in the Intercreditor Agreement).

     SECTION 18. Responsibilities of Trustee and Secured Lenders' Agent.
                 ------------------------------------------------------

     (a) Each of the Trustee and the Secured Lenders' Agent undertakes to perform only such duties as are expressly and specifically set forth in the Indenture (in the case of the Trustee only) and this Agreement and no implied duties or obligations shall be read into this Agreement against the Trustee or the Secured Lenders' Agent.

     (b) Neither the Trustee nor the Secured Lenders' Agent shall have any liability hereunder except to the extent of its own gross negligence or willful misconduct. In no event shall the Trustee or the Secured Lenders' Agent be liable for any special, indirect or consequential damages. Neither the Trustee nor the Secured Lenders' Agent shall have any duty or responsibility under this Agreement in the case of any default in the performance of the covenants or agreements contained in the Indenture. Neither the Trustee nor the Secured Lenders' Agent shall be required to resolve conflicting demands to money or property in its possession under this Agreement.

     (c) The Trustee and the Secured Lenders' Agent may consult with counsel of its own choice and the opinion of such counsel shall be full and complete authorization to take or suffer in good faith any action hereunder in accordance with such opinion of counsel.

     (d) Neither the Trustee nor the Secured Lenders' Agent shall be responsible for any of the recitals or representations contained herein.

     (e) Either the Trustee or the Secured Lenders' Agent may become the owner of, or acquire an interest in, any of the First Mortgage Notes with the same rights that it would have if it were not the Trustee or Secured Lenders' Agent, respectively.

     (f) Neither the Trustee nor the Secured Lenders' Agent shall be liable for the accuracy of any calculations provided as to the sufficiency of the U.S. Government Obligations deposited hereunder to pay any obligations secured hereby.

     (g) Neither the Trustee nor the Secured Lenders' Agent shall be liable for any action or omission of any each other, any MGM Party or the Credit Agent under this Agreement or the Indenture.

     (h) Whenever in the administration of this Agreement the Trustee or Secured Lenders' Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee or Secured Lenders' Agent, respectively, be deemed to be conclusively proved and established by a certificate of an authorized representative of MGM Finance and such certificate shall, in the absence of gross negligence or willful misconduct on the part of the Trustee or the Secured Lenders' Agent, be full warrant to the Trustee or Secured Lenders' Agent, Respectively, of any action taken or suffered by it under the provisions of this Agreement upon the faith thereof.

     (i) The Trustee and the Secured Lenders' Agent may conclusively rely, as to the truth and accuracy of the statements and correctness of the opinions and the calculations, if any, provided to it in connection with this Agreement, and shall be protected in acting, or refraining from acting, upon any written notice, instruction, request, certificate, document or opinion furnished to the Trustee or Secured Lenders' Agent in connection with this Agreement and reasonably believed by the Trustee or Secured Lenders' Agent, respectively, to have been signed or presented by the proper party, and it need not investigate any fact or matter stated in such notice, instruction, request, certificate, document or opinion.

     (j) MGM Finance agrees to indemnify the Trustee, its agents and its officers or employees, and hold the Trustee, its agents, officers or employees harmless, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for the Trustee) which may be imposed on, incurred by, or asserted against the Trustee at any time by reason of the performance of its duties as Trustee in any transaction arising out of this Agreement, or any of the transactions contemplated herein or in the Indenture, unless due to the Trustee's or its officers' or employees' or agents' negligence or willful misconduct.

     (k) The Secured Lenders' Agent shall distribute funds from the Securities Accounts to the Trustee, to the extent such funds are available for application to payments of principal and interest under the Indenture and the First Mortgage Notes in accordance with the Schedule attached to the Officer's Certificate delivered in the form of Exhibit D, or otherwise as directed in writing by the Trustee.

     SECTION 19. Resignation and Merger.
                 ----------------------

     (a) The Trustee may resign and be discharged of its duties hereunder in accordance with the procedures in the Indenture, if and at such time as the Trustee shall resign or be discharged as the Trustee under the Indenture. Any successor Trustee under the Indenture shall succeed as the Trustee under this Agreement.

     (b) Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be eligible under this Agreement, shall be the successor to such Trustee without the execution or filing of any paper or any further act, notwithstanding anything to the contrary herein.

     (c) First Trust reserves the right to resign as Secured Lenders' Agent under this Agreement at any time by giving written notice of its resignation, specifying the effective date thereof, to the other parties hereto. Within 30 days after receiving the aforesaid notice, MGM Finance agrees to appoint a successor Secured Lenders' Agent, reasonably acceptable to the Credit Agent and the Trustee, to which First Trust may distribute the property then held by it hereunder, less its fees, costs and expenses. If a successor Secured Lenders' Agent has not been appointed hereunder and has not accepted such appointment by the end of such 30 day period, First Trust may apply to a court of competent jurisdiction for appointment of a successor Secured Lenders' Agent hereunder, and the costs, expenses and reasonable attorney's fees which it incurs in connection with such a proceeding shall be paid by MGM Finance.

     SECTION 20. Successors.
                 ----------

     (a) If at any time hereafter the Trustee shall resign, be removed, be dissolved or otherwise become incapable of acting, or shall be taken over by any governmental official, agency, department or board, the position of Trustee shall thereupon become vacant. MGM Finance shall mail notice of any such vacancy to the Holders.

     (b) If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this section any Holder, or any retiring Trustee or Secured Lenders' Agent, respectively, may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

     SECTION 21. Limitation of Liability.  The Trustee shall not be liable or
                 -----------------------
responsible because of the failure of any of the other parties of this Agreement to perform any act required of each of them hereunder or because of the loss of any moneys arising through the insolvency or the act or default or omission of any depository, other than itself, in which such moneys shall have been deposited. The liability of the Trustee hereunder to make payments due and payable with respect to the First Mortgage Notes as provided herein is limited to the availability of amounts on deposit under the Indenture and as Collateral hereunder.

     SECTION 22. Indemnity and Expenses.
                 ----------------------

     (a) MGM Finance agrees to indemnify the Secured Lenders' Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Lenders' Agent's, own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

     (b) MGM Finance will upon demand pay to the Secured Lenders' Agent the amount of any and all reasonable fees and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Secured Lenders' Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, or (ii) the failure by MGM Finance to perform or observe any of the provisions hereof.

     SECTION 23. Security Interests Absolute.  The obligations of MGM Finance
                 ---------------------------
under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against MGM Finance to enforce this Agreement, irrespective of whether any action is brought against MGM Finance or whether MGM Finance is joined in any such action or actions. All rights of the beneficiaries hereof and the pledge, assignment and security interest hereunder, and all obligations of MGM Finance hereunder, shall be absolute and unconditional, irrespective of:

     (a) any lack of validity or enforceability of the Indenture, any First Mortgage Note or any Loan Document (as defined in the Loan Agreement) or any other agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the terms of the Indenture, the First Mortgage Notes or any Loan Document;

     (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

     (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of MGM Finance;

     (e) any change, restructuring or termination of the corporate structure or existence of MGM Finance; or

     (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, MGM Finance or a third party grantor of a security interest.

     SECTION 24. Redemption or Acceleration of Maturity.  MGM Finance will not
                 --------------------------------------
accelerate the maturity or due date of the First Mortgage Notes to a date earlier than May 1, 1997.

     SECTION 25. Amendments; Waivers; Etc.   No amendment or waiver of any
                 ------------------------
provision of this Agreement, and no consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by the each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 26. Addresses for Notices.  All notices and other communications
                 ---------------------
provided for hereunder shall be in writing (including electronic facsimile) and
(a) if to the Trustee, MGM Finance or MGM Finance, to the address provided therefor under Section 12.10 of the Indenture, (b) if to the Credit Agent, to the address provided therefor under Section 11.02 of the Credit Agreement, and
(c) if to the Secured Lenders' Agent, to 410 North Michigan Avenue, Suite 370, Chicago, Illinois 60611, Attention: Gwendolyn Carroll, Vice President, facsimile number 312-836-6757, or, as to each party, to such other address as such party shall designated in a notice to each of the other parties hereto.

     SECTION 27. Continuing Security Interest; Assignments under the Loan
                 --------------------------------------------------------
Agreement.  This Agreement shall create a continuing security interest in the
---------
Collateral and shall (a) remain in full force and effect except as provided by
Section 13 hereof, (b) be binding upon the parties hereto and their respective successors, transferees and assigns and (c) inure, together with the rights and remedies hereunder, to the benefit of the parties hereto and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment) to any other Person permitted by the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, in each case as provided in the Credit Agreement.

     SECTION 28.  Severability.  If any one or more of the covenants or
                  ------------
agreements provided in this Agreement should be determined by a court of competent jurisdiction to be contrary to law, such covenants or agreements herein contained shall be null and void and shall be severed from the remaining covenants and agreements and shall, in so far as is reasonably possible, not affect the validity of the remaining provisions of this Agreement.

     SECTION 29. Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, all or any of which shall be regarded for all purposes as duplicate originals and shall constitute and be but one and the same instrument.

     SECTION 30. Governing Law; Terms.  This Agreement shall be governed by and
                 --------------------
construed in accordance with the laws of the State of Nevada, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Nevada. Unless otherwise defined herein or in the Indenture, terms used in Article 9 of the Uniform Commercial Code are used herein as therein defined.

     SECTION 31. Waiver of Jury Trial.  Each party hereto hereby irrevocably
                 --------------------
waives any right to a trial by jury in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

MGM GRAND, INC.

By: /s/ Scott Langsner
    ----------------------------
        Scott Langsner


MGM GRAND HOTEL FINANCE CORP.

By: /s/ Daniel H. Scott
    ----------------------------
        Daniel H. Scott


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Credit Agent

By: /s/ L. Chenevert, Jr.
    ----------------------------
        L. Chenevert, Jr.
        Vice President


FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION

By: /s/ G.M. Carroll
    ----------------------------
        G.M. Carroll


U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
     as Trustee

By: /s/ D. Young
    ----------------------------
        D. Young
        Assistant Vice President